UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 21, 2019

READY CAPITAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35808	90-0729143
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas,
7th Floor
New York, NY 10036
(Address of principal executive offices))
(Zip Code)

Registrant’s telephone number, including area code: (212) 257-4600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On March 21, 2019, Ready Capital Corporation, a Maryland corporation (“Ready Capital”), held its special meeting of stockholders (the “Ready Capital Special Meeting”) to vote on the Ready Capital proposals identified in the definitive joint proxy statement/prospectus dated February 15, 2019 (the “Definitive Proxy Statement”).

As of January 14, 2019, the record date for the Ready Capital Special Meeting, there were 32,105,112 shares of common stock, par value $0.0001 per share, of Ready Capital (“Ready Capital Common Stock”) outstanding, all of which were entitled to vote at the Ready Capital Special Meeting. A quorum of 23,973,705 shares were represented in person or by proxy at the Ready Capital Special Meeting. The number of votes cast for and against, as well as abstentions and broker non-votes, with respect to each proposal is set out below:

Proposal 1. Proposal to approve the issuance of shares of Ready Capital Common Stock in the merger as contemplated by the Agreement and Plan of Merger, dated as of November 7, 2018 (the “Merger Agreement”), by and among Ready Capital, ReadyCap Merger Sub, LLC, a Delaware limited liability company, and Owens Realty Mortgage, Inc., a Maryland corporation (“ORM”) (“Ready Capital Common Stock Issuance Proposal”).

The table below details the voting results for this proposal.

For	Against	Abstain	Broker Non-Votes
22,649,900	81,923	151,746	1,090,136

Proposal 2. Proposal to approve the adjournment of the Ready Capital Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Ready Capital Common Stock Issuance Proposal.

The proposal to approve the adjournment of the Ready Capital Special Meeting was not voted upon at the Special Meeting because such proposal was rendered moot due to the approval of the Ready Capital Common Stock Issuance Proposal.

Consummation of the transactions contemplated by the Merger Agreement are subject to the satisfaction of certain customary closing conditions, all as set forth in the Merger Agreement and discussed in detail in the Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 15, 2019, which is available on the SEC’s website at www.sec.gov. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A to the Definitive Proxy Statement filed by Ready Capital with the SEC on February 15, 2019. Assuming the satisfaction of such closing conditions, Ready Capital expects the closing to occur on or about March 29, 2019.

Item 8.01. Other Events

Concurrently with the Ready Capital Special Meeting, ORM held a special meeting of its stockholders to vote on the ORM proposals identified in the Definitive Proxy Statement. On March 21, 2019, Ready Capital issued a press release announcing the results of the Ready Capital Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated March 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ready Capital Corporation

	By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer

Dated: March 21, 2019